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DELOITTE &
   TOUCHE
_________                   ________________________________________________
     LOGO                   DELOITTE & TOUCHE LLP  Telephone: (317) 464-8600
                            Bank One Center/Tower  Facsimile: (317) 464-8500
                            111 Monument Circle, Suite 2000
                            Indianapolis, IN 46204-5120


April 27, 1999


Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in the first four sentences of the second paragraph and the first sentence of the third paragraph in Item 4 of Form 8-K of Steel Dynamics, Inc. dated April 26, 1999. We have read the remaining comments included in this form 8-K; however, we have no basis for agreement with respect thereto.


Yours truly,


DELOITTE & TOUCHE LLP













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